Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234
Senior Housing Properties Trust Announces First Quarter 2018 Results
First Quarter Net Income Attributable to Common Shareholders of $0.99 Per Share
First Quarter Normalized FFO of $0.45 Per Share

Newton, MA (May 9, 2018):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter ended March 31, 2018.
“2018 is off to a strong start, as we were able to put a large amount of capital to work which will be additive to our portfolio of stable, high quality healthcare real estate,” said Jennifer Francis, President and Chief Operating Officer. "During the quarter, we sold $217 million of senior living communities at low cap rates generating significant book gains, and accretively recycled the capital into $155 million of senior living and MOB acquisitions. Since the beginning of 2017, we have sold $812 million of assets and accretively recycled the proceeds into $307 million of acquisitions. We continue to make good progress selectively reinvesting capital into high quality healthcare real estate.

We would also like to recognize and thank David Hegarty for his contributions to SNH since its founding in 1999. His expertise and commitment helped develop SNH into a premier healthcare REIT.”

Results for the Quarter Ended March 31, 2018:
Net income attributable to common shareholders was $236.0 million, or $0.99 per diluted share, for the quarter ended March 31, 2018 compared to $32.2 million, or $0.14 per diluted share, for the quarter ended March 31, 2017. This increase in net income attributable to common shareholders is primarily the result of a $181.2 million gain on sale of properties recognized for the quarter ended March 31, 2018, unrealized gains and losses on equity securities, net, of $27.2 million which, effective January 1, 2018, is included in earnings in accordance with an update to U.S. generally accepted accounting principles, or GAAP, as well as SNH's acquisitions since January 1, 2017. These increases were partially offset by an increase in general and administrative expenses due to the $14.3 million of business management incentive fee expense recognized for the quarter ended March 31, 2018 as a result of SNH's total shareholder return, as defined, exceeding the returns for the SNL U.S. REIT Healthcare index over the applicable measurement period compared to the $3.3 million of business management incentive fee expense recognized for the quarter ended March 31, 2017. Normalized funds from operations, or Normalized FFO, were $107.2 million and $108.4 million, respectively, or $0.45 and $0.46 per diluted share, respectively, for the quarters ended March 31, 2018 and 2017.
Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2018 and 2017 appear later in this press release.
Portfolio Operating Results:
For the quarter ended March 31, 2018, 41.9% of net operating income, or NOI, came from 129 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 12.6 million leasable square feet. As of March 31, 2018, 95.1% of MOB square feet were leased compared to 96.4% as of March 31, 2017. Occupancy at MOBs owned continuously since January 1, 2017, or same property, was 94.9% as of March 31, 2018 compared to 96.3% as of March 31, 2017. Same property cash basis net operating income, or Cash Basis NOI, from MOBs decreased 1.9% for the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017.
For the quarter ended March 31, 2018, 40.6% of NOI came from 233 triple net leased senior living communities with 24,947 living units. The weighted average rent coverage for triple net leased senior living communities decreased to 1.20x for the 12 month period ended December 31, 2017 compared to 1.26x for the 12 month period ended December 31, 2016(1)(2). Same property Cash Basis NOI from triple net leased senior living communities increased 1.9% for the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017.
For the quarter ended March 31, 2018, 14.8% of NOI came from 72 managed senior living communities with 9,258 living units. Occupancy at managed senior living communities was 85.8% for the quarter ended March 31, 2018 compared to 86.0% for the quarter ended March 31, 2017. Same property occupancy at managed senior living communities was 85.8% for the quarter ended March 31, 2018 compared to 86.0% for the quarter ended March 31, 2017. Same property average monthly rates at managed senior living communities were $4,318 for the quarter ended March 31, 2018, which rates were generally consistent with the rates for the quarter ended March 31, 2017. Same property Cash Basis NOI from managed senior living communities decreased 1.6% for the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017.
SNH's 10 wellness centers remained 100% leased as of March 31, 2018 and March 31, 2017, and provided SNH with Cash Basis NOI of $4.4 million in each of the three months ended March 31, 2018 and 2017.
Reconciliations of net income determined in accordance with GAAP to same property Cash Basis NOI by operating segment for the quarters ended March 31, 2018 and 2017 appear later in this press release.
Financing Activities:
In January 2018, SNH prepaid approximately $4.3 million of secured debt encumbering one senior living community with an annual interest rate of 4.375% and a maturity date in September 2043.
In February 2018, SNH issued $500.0 million of 4.75% senior unsecured notes due 2028. SNH used the net proceeds of this offering to reduce the outstanding balance under its revolving credit facility.
Investment Activities:
In November 2017, SNH agreed to acquire six senior living communities from Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, for an aggregate purchase price of approximately $104.0 million, including SNH’s assumption of approximately $33.7 million of mortgage debt secured by certain of these senior living communities and excluding closing costs. In December 2017, SNH acquired two of these communities for an aggregate purchase price of approximately $39.2 million, excluding closing costs. In January 2018, SNH acquired one of these communities for approximately $19.7 million, excluding closing costs. In February 2018, SNH acquired one of these communities for approximately $22.2 million, including the assumption of approximately $16.8 million of mortgage debt and excluding closing costs. In connection with these acquisitions, SNH entered management and pooling agreements with Five Star for Five Star to manage these senior living communities for SNH, and SNH expects to enter management and pooling agreements with Five Star concurrent with the acquisition of the remaining two communities. The closings of the acquisitions of the remaining two communities for an aggregate purchase price of approximately $23.3 million, including SNH's assumption of approximately $16.8 million of mortgage debt, are expected to occur by the end of the second quarter of 2018 as third party approvals are received.
In January 2018, SNH acquired three MOBs (three buildings) located in Kansas, Missouri and California with a total of approximately 400,000 square feet for an aggregate purchase price of approximately $91.2 million, excluding closing costs.
In March 2018, SNH acquired one MOB (one building) located in Virginia with approximately 135,000 square feet for a purchase price of approximately $22.8 million, including the assumption of approximately $11.1 million of mortgage debt and excluding closing costs.

__________________________________________________________________________________________________________________________________
(1) SNH reports rent coverage one quarter in arrears because operating results from tenants are usually provided to SNH three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities are provided by tenants and SNH has not independently verified this information.
(2) Excludes data for periods prior to SNH's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.

During the quarter ended March 31, 2018, SNH invested approximately $2.2 million in improvements at its owned senior living communities that has generated or will generate additional rent under the terms of its existing senior living communities’ leases. SNH regularly makes additional investments at its MOBs and its managed senior living communities that it expects may maintain or enhance the competitive positions of those properties and may increase its operating revenue from those properties.
Disposition Activities:
In March 2018, SNH sold two senior living communities that were leased to Sunrise Senior Living, LLC, or Sunrise, for an aggregate sales price of $217.0 million, excluding closing costs, resulting in a gain of approximately $181.2 million. SNH has agreed to sell an additional senior living community leased to Sunrise for a sales price of $96.0 million, and expects the closing of this sale to occur before the end of the second quarter of 2018. SNH expects to realize a gain of approximately $80.0 million related to this sale.
In March 2018, SNH agreed to sell one skilled nursing facility, or SNF, leased to Five Star for a sales price of approximately $6.5 million, excluding closing costs. SNH expects the closing of the sale of this SNF to occur before the end of 2018. SNH expects to realize a gain of approximately $3.0 million related to this sale.
Conference Call:
At 8:00 a.m. Eastern Time on Thursday, May 10, 2018, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss SNH's first quarter 2018 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, May 17, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10118590.
A live audio webcast of the conference call will also be available in a listen-only mode on SNH’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit SNH’s website about five minutes before the call. The archived webcast will be available for replay on SNH’s website following the call for about one week. The transcription, recording and retransmission in any way of SNH’s first quarter conference call are strictly prohibited without the prior written consent of SNH.
Supplemental Data:
A copy of SNH’s First Quarter 2018 Supplemental Operating and Financial Data is available for download at SNH’s website, which is located at www.snhreit.com. SNH’s website is not incorporated as part of this press release.
SNH is a real estate investment trust, or REIT, that owns senior living communities, medical office and life science properties and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.
Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MS. FRANCIS NOTES SNH’S STRONG START TO 2018 WITH RESPECT TO CAPITAL REINVESTMENT. HOWEVER, SNH CANNOT BE SURE THAT IT WILL SUSTAIN THE LEVEL OF DISPOSITION AND ACQUISITION ACTIVITY IT HAS ACHIEVED SINCE THE BEGINNING OF 2017, AND IN FACT, SNH’S DISPOSITION AND ACQUISITION ACTIVITY AND CORRESPONDING CAPITAL REINVESTMENT COULD DECLINE OR NOT BE AS ACCRETIVE AS IN THE PAST.

•
THIS PRESS RELEASE INCLUDES A STATEMENT THAT SNH EXPECTS THE ADDITIONAL INVESTMENTS IT REGULARLY MAKES AT ITS MOBS AND SENIOR LIVING COMMUNITIES MAY MAINTAIN OR ENHANCE THE COMPETITIVE POSITION OF THOSE PROPERTIES AND MAY INCREASE ITS OPERATING REVENUE FROM THOSE PROPERTIES. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE FUTURE COMPETITIVE POSITION OF, OR THE OPERATING REVENUE FROM, THOSE PROPERTIES WILL INCREASE AS A RESULT OF THESE INVESTMENTS OR OTHERWISE. IN FACT, THE COMPETITIVE POSITION OF, AND SNH’S REVENUES FROM, THOSE PROPERTIES MAY DECLINE.

•
SNH HAS AGREED TO ACQUIRE TWO SENIOR LIVING COMMUNITIES FOR APPROXIMATELY $23.3 MILLION, INCLUDING SNH’S ASSUMPTION OF APPROXIMATELY $16.8 MILLION OF MORTGAGE DEBT AND EXCLUDING CLOSING COSTS, AND SNH EXPECTS TO ENTER MANAGEMENT AND POOLING AGREEMENTS WITH FIVE STAR FOR FIVE STAR TO MANAGE THESE TWO SENIOR LIVING COMMUNITIES. THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE ACQUISITIONS AND ANY RELATED MANAGEMENT AND POOLING AGREEMENTS MAY NOT OCCUR, MAY BE DELAYED BEYOND THE SECOND QUARTER OF 2018 OR THEIR TERMS MAY CHANGE.

•
SNH HAS AGREED TO SELL ONE SENIOR LIVING COMMUNITY AND ONE SNF FOR AN AGGREGATE SALES PRICE OF APPROXIMATELY $102.5 MILLION, EXCLUDING CLOSING COSTS, AND REALIZE AGGREGATE GAINS OF $83.0 MILLION. THESE SALES ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE SALES MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE, AND SNH MAY NOT REALIZE THE EXPECTED GAINS ON THESE SALES.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$173,728	$166,443
Residents fees and services	102,087	98,118
Total revenues	275,815	264,561

Expenses:
Property operating expenses	108,143	101,057
Depreciation and amortization	70,339	73,175
General and administrative (1)	25,118	15,083
Acquisition and certain other transaction related costs	20	292
Total expenses	203,620	189,607

Operating income	72,195	74,954

Dividend income	659	659
Unrealized gains and losses on equity securities, net (2)	27,241	—
Interest and other income	54	120
Interest expense	(43,552)	(43,488)
Loss on early extinguishment of debt	(130)	—
Income from continuing operations before income tax expense and equity in earnings of an investee	56,467	32,245
Income tax expense	(260)	(92)
Equity in earnings of an investee	44	128
Income before gain on sale of properties	56,251	32,281
Gain on sale of properties	181,154	—
Net income	237,405	32,281
Net income attributable to noncontrolling interest	(1,383)	(126)
Net income attributable to common shareholders	$236,022	$32,155

Weighted average common shares outstanding (basic)	237,478	237,391
Weighted average common shares outstanding (diluted)	237,493	237,416

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.99	$0.14

(1)	General and administrative expenses include estimated business management incentive fee expense of $14,347 and $3,266 for the three months ended March 31, 2018 and 2017, respectively.

(2)
Unrealized gains and losses on equity securities, net, represent the adjustment required to adjust the carrying value of SNH's investments in RMR Inc. and Five Star common shares to their fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

SENIOR HOUSING PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF FFO AND NORMALIZED FFO
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO (1):

	Three Months Ended March 31,
	2018	2017
Net income attributable to common shareholders	$236,022	$32,155
Depreciation and amortization expense	70,339	73,175
Noncontrolling interest's share of net FFO adjustments	(5,300)	(456)
Gain on sale of properties	(181,154)	—
FFO	119,907	104,874

Estimated business management incentive fees (2)	14,347	3,266
Acquisition and certain other transaction related costs	20	292
Loss on early extinguishment of debt	130	—
Unrealized gains and losses on equity securities, net (3)	(27,241)	—
Normalized FFO	$107,163	$108,432

Weighted average common shares outstanding (basic)	237,478	237,391
Weighted average common shares outstanding (diluted)	237,493	237,416

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.99	$0.14
FFO	$0.50	$0.44
Normalized FFO	$0.45	$0.46
Distributions declared	$0.39	$0.39
(1)         SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization and the difference between net income attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from Nareit’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with SNH's acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, unrealized gains and losses on equity securities, net, if any, and Normalized FFO from noncontrolling interest, net of FFO, if any. SNH considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributable to common shareholders and operating income. SNH believes that FFO and Normalized FFO provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO and Normalized FFO may facilitate a comparison of SNH's operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs for and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of SNH’s operating performance or as measures of SNH’s liquidity. These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SNH does.
(2)        Incentive fees under SNH’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s consolidated statements of income. In calculating net income attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

(3)
Unrealized gains and losses on equity securities, net, represent the adjustment required to adjust the carrying value of SNH's investments in RMR Inc. and Five Star common shares to their fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$173,728	$166,443
Residents fees and services	102,087	98,118
Total revenues	275,815	264,561
Property operating expenses	(108,143)	(101,057)
Property net operating income (NOI):	167,672	163,504
Non-cash straight line rent adjustments	(2,993)	(3,429)
Lease value amortization	(1,381)	(1,291)
Non-cash amortization included in property operating expenses(2)	(199)	(199)
Cash Basis NOI	$163,099	$158,585

Reconciliation of Net Income to Cash Basis NOI:
Net income	$237,405	$32,281
Gain on sale of properties	(181,154)	—
Income before gain on sale of properties	56,251	32,281

Equity in earnings of an investee	(44)	(128)
Income tax expense	260	92
Loss on early extinguishment of debt	130	—
Interest expense	43,552	43,488
Interest and other income	(54)	(120)
Unrealized gains and losses on equity securities, net	(27,241)	—
Dividend income	(659)	(659)
Operating income	72,195	74,954

Acquisition and certain other transaction related costs	20	292
General and administrative expense	25,118	15,083
Depreciation and amortization expense	70,339	73,175
Property NOI	167,672	163,504

Non-cash amortization included in property operating expenses(2)	(199)	(199)
Lease value amortization	(1,381)	(1,291)
Non-cash straight line rent adjustments	(2,993)	(3,429)
Cash Basis NOI	$163,099	$158,585
(1)        The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SNH records as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of SNH’s operating performance or as measures of SNH’s liquidity.  These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SNH does.
(2)       SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended March 31, 2018					For the Three Months Ended March 31, 2017
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$67,975	$102,087	$101,151	$4,602	$275,815	$67,252	$98,118	$94,646	$4,545	$264,561
Property operating expenses	—	(77,205)	(30,938)	—	(108,143)	—	(73,880)	(27,177)	—	(101,057)
Property net operating income (NOI)	$67,975	$24,882	$70,213	$4,602	$167,672	$67,252	$24,238	$67,469	$4,545	$163,504
NOI change	1.1%	2.7%	4.1%	1.3%	2.5%

Property NOI	$67,975	$24,882	$70,213	$4,602	$167,672	$67,252	$24,238	$67,469	$4,545	$163,504
Less:
Non-cash straight line rent adjustments	619	—	2,236	138	2,993	776	—	2,515	138	3,429
Lease value amortization	—	—	1,326	55	1,381	—	—	1,236	55	1,291
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	199	—	199
Cash Basis NOI	$67,356	$24,882	$66,452	$4,409	$163,099	$66,476	$24,238	$63,519	$4,352	$158,585
Cash Basis NOI change	1.3%	2.7%	4.6%	1.3%	2.8%

Reconciliation of NOI to Same Property NOI:
Property NOI	$67,975	$24,882	$70,213	$4,602	$167,672	$67,252	$24,238	$67,469	$4,545	$163,504
Less:
NOI not included in same property	1,762	1,025	4,626	—	7,413	2,124	5	266	—	2,395

Same property NOI (4)	$66,213	$23,857	$65,587	$4,602	$160,259	$65,128	$24,233	$67,203	$4,545	$161,109
Same property NOI change	1.7%	(1.6)%	(2.4)%	1.3%	(0.5)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$66,213	$23,857	$65,587	$4,602	$160,259	$65,128	$24,233	$67,203	$4,545	$161,109
Less:
Non-cash straight line rent adjustments	619	—	1,938	138	2,695	776	—	2,488	138	3,402
Lease value amortization	—	—	1,373	55	1,428	—	—	1,238	55	1,293
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	199	—	199
Same property cash basis NOI (4)	$65,594	$23,857	$62,077	$4,409	$155,937	$64,352	$24,233	$63,278	$4,352	$156,215
Same property cash basis NOI change	1.9%	(1.6)%	(1.9)%	1.3%	(0.2)%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Real estate properties	$7,958,274	$7,824,763
Accumulated depreciation	(1,505,427)	(1,454,477)
	6,452,847	6,370,286

Cash and cash equivalents	39,161	31,238
Restricted cash	14,080	16,083
Acquired real estate leases and other intangible assets, net	490,505	472,265
Other assets, net	387,471	404,147
Total assets	$7,384,064	$7,294,019

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$55,000	$596,000
Unsecured term loans, net	547,666	547,460
Senior unsecured notes, net	2,213,811	1,725,662
Secured debt and capital leases, net	828,318	805,404
Accrued interest	35,075	17,987
Assumed real estate lease obligations, net	93,543	96,018
Other liabilities	194,534	228,300
Total liabilities	3,967,947	4,016,831

Total equity	3,416,117	3,277,188
Total liabilities and equity	$7,384,064	$7,294,019

(END)